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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JAKKS Pacific, Inc. of our report dated February 16, 2001 (except for note 18 for which the date is March 26, 2001), on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, which report appears in its Form 10-K for the fiscal year ended December 31, 2000.


                                                    /s/ PANNELL KERR FORSTER
                                                    ----------------------------
                                                    PANNELL KERR FORSTER
                                                    Certified Public Accountants
                                                    A Professional Corporation


Los Angeles, California
July 18, 2001




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